EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155626) and Forms S-8 (Nos. 333-160381, 333-157850, 333-134675, 333-112319, 333-22803, 333-00729, 33-59797 and 33-56899) of Campbell Soup Company of our report dated September 30, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 30, 2009